UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Monarch Community Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MONARCH COMMUNITY BANCORP, INC.
375 North Willowbrook Road
Coldwater, MI 49036
(517) 278-4566

March 19, 2004

Dear Shareholder:

     I am pleased to invite you to attend the Monarch Community Bancorp, Inc.’s 2004 annual meeting of shareholders on Tuesday, April 20, 2004. We will hold the meeting at 10:00 a.m. at the Company’s main office, 375 North Willowbrook Road, Coldwater, Michigan.

     On the page following this letter, you will find the Notice of Meeting which lists the matters to be considered at the meeting. Following the Notice of Meeting is the proxy statement which describes these matters and provides you with additional information about our Company. Also enclosed you will find your proxy card, which allows you to vote on these matters, and the Company’s 2003 Annual Report.

     Your vote is important. A majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. Please complete and mail in your proxy card promptly, even if you plan to attend the meeting. You can attend the meeting and vote in person, even if you have sent in a proxy card.

     The Board of Directors recommends that shareholders vote FOR each of the proposals stated in the proxy statement.

     The rest of the Board and I look forward to seeing you at the meeting. Whether or not you can attend, we greatly appreciate your cooperation in returning the proxy card.

Sincerely,

John R. Schroll President and Chief Executive Officer

MONARCH COMMUNITY BANCORP, INC.
375 North Willowbrook Road
Coldwater, MI 49036

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	10:00 a.m., local time, on Tuesday, April 20, 2004

PLACE	Monarch Community Bank 375 North Willowbrook Road Coldwater, Michigan

ITEMS OF BUSINESS	(1) To elect two members of the Board of Directors for three-year terms.
(2) To ratify the selection of Plante & Moran, PLLC as independent auditors of the Company for the 2004 fiscal year.
(3) To transact such other business as may properly come before the Meeting.

ANNUAL REPORT	Our 2003 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

RECORD DATE	You can vote if you are a shareholder of record on February 27, 2004.

QUORUM	One-third of the shares of common stock entitled to vote must be represented at the meeting. If there are insufficient shares, the meeting may be adjourned.

March 19, 2004	Andrew J. Van Doren Secretary

SOLICITATION AND VOTING	4
Shareholders Entitled to Vote	4
Voting Procedures	4
Voting Procedures for Shares in the Company’s 401(k) Plan or ESOP	5
Required Vote	5
Revoking a Proxy	5
Cost of Proxy Solicitation	6
Other Matters	6
GOVERNANCE OF THE COMPANY	6
Role and Composition of the Board of Directors	6
The Executive Committee	7
The Audit Committee	7
Audit Committee Financial Expert	7
The Nominating Committee	8
The Compensation Committee	9
Code of Ethics	10
Shareholder Communications with the Board	10
Directors’ Compensation	11
Deferred Compensation Plan	11
ITEM 1. ELECTION OF DIRECTORS	11
NOMINEES WHOSE TERMS WILL EXPIRE IN 2007	12
CONTINUING DIRECTORS WITH TERMS EXPIRING 2005	12
CONTINUING DIRECTORS WITH TERMS EXPIRING 2006	13
ITEM 2. RATIFICATION OF AUDITORS	13
Audit Fees	13
Audit Related Fees	14
Tax Fees	14
All Other Fees	14
SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTORS, MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS AND ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP	15
SECURITY OWNERSHIP OF SHAREHOLDER HOLDING 5% OR MORE	16
EXECUTIVE COMPENSATION	17
Compensation Table	17
Total Options Exercised in 2003 and Year End Values	18
Option Grants in 2003	18
OTHER COMPENSATION ARRANGEMENTS	19
Employment Agreements	19
401(k) Plan	20
Employee Stock Ownership Plan and Trust	20
2003 Recognition and Retention Plan	20
2003 Stock Option Plan	20
Transactions With Certain Related Persons	20
AUDIT COMMITTEE REPORT	21
COMPLIANCE WITH SECTION 16	21
SHAREHOLDER PROPOSALS FOR THE YEAR 2004 PROXY STATEMENT	22

MONARCH COMMUNITY BANCORP, INC.
375 North Willowbrook Road
Coldwater, MI 49036

SOLICITATION AND VOTING

     We are sending you this Proxy Statement and the enclosed proxy card because the Board of Directors of Monarch Community Bancorp, Inc. (the “Company” “we” or “us”) is soliciting your proxy to vote at the 2004 Annual Meeting of Shareholders (the “Annual Meeting”). This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting.

     You are invited to attend our Annual Meeting on April 20, 2004 beginning at 10:00 a.m., local time. The Annual Meeting will be held at the Company’s main office, 375 North Willowbrook Road, Coldwater, Michigan.

     This Proxy Statement and the enclosed form of proxy are being mailed starting on or about March 19, 2004.

Shareholders Entitled to Vote

     Holders of record of common stock of the Company at the close of business on February 27, 2004 are entitled to receive this notice. Generally, each share of common stock of the Company is equal to one vote. However, the Company’s Articles of Incorporation limit the number of shares that may be voted by any holder owning beneficially more than 10% of the outstanding shares of the common stock of the Company (the “Limit”). A beneficial holder of shares in excess of the Limit may not vote any shares exceeding the Limit. A shareholder may exceed the Limit if affiliates of the shareholder as well as persons acting in concert hold sufficient shares together with such shareholder so as to exceed the Limit. Pursuant to the Articles of Incorporation, the Board of Directors will (i) make all determinations necessary to implement these rules and (ii) demand that anyone reasonably believed to beneficially own shares in excess of the Limit supply information to the Company to enable the enforcement of these rules.

     There is no cumulative voting at the Annual Meeting.

     As of the record date, there were 2,399,550 common shares issued and outstanding.

Voting Procedures

     Unless you hold your shares in the Company’s Savings and Profit Sharing Plan (the “401(k) Plan”) or the Employee Stock Ownership Plan and Trust (the “ESOP”), you can vote on matters to come before the meeting in one of two ways:

•	you can come to the Annual Meeting and cast your vote there; or

•	you can vote by signing and returning the enclosed proxy card. If you do so, the individuals named as proxies on the card will vote your shares in the manner you indicate.

     You may also choose to vote for all of the nominees for Director and each proposal by simply signing, dating and returning the enclosed proxy card without further direction. All signed and returned proxies that contain no direction as to vote will be voted FOR each of the nominees for Director and FOR each of the proposals.

     The Board of Directors has selected itself as the persons to act as proxies on the proxy card.

     If you plan to attend the Annual Meeting and vote in person, you should request a ballot when you arrive. HOWEVER, IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE, THE INSPECTOR OF ELECTION WILL REQUIRE YOU TO PRESENT A POWER OF ATTORNEY OR PROXY IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE FOR YOU TO VOTE SUCH SHARES AT THE ANNUAL MEETING. Please contact your broker, bank or nominee.

Voting Procedures for Shares in the Company’s 401(k) Plan or ESOP

     If you participate in the Company’s 401(k) Plan or ESOP, please return your proxy in the envelope on a timely basis to ensure that your proxy is voted. If you own or are entitled to give voting instructions for shares in the 401(k) Plan or ESOP and do not vote your shares or give voting instructions, generally, the Plan Administrator or Trustee will vote your shares in the same proportion as the shares for all plan participants for which voting instructions have been received. Holders of shares in the 401(k) Plan or ESOP will not be permitted to vote such shares at the Annual Meeting, but their attendance is encouraged and welcome.

Required Vote

     The presence, in person or by proxy, of the holders of one-third of the votes entitled to be cast by the shareholders at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker, bank or nominee does not have discretionary authority to vote and has not received instructions from the beneficial owner.

     Once a quorum is achieved, a plurality of votes cast is all that is necessary for the election of Directors. Abstentions and broker “non votes” are not counted in determining the vote. As to ratification of Plante & Moran, PLLC and all other matters that may come before the meeting, the affirmative vote of a majority of votes cast is necessary for the approval of such matters. Abstentions and broker “non votes” are again not counted for purposes of approving the matter.

Revoking a Proxy

     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

•	you may send in another proxy with a later date;

•	you may notify the Company’s Secretary in writing at Monarch Community Bancorp, Inc., 375 North Willowbrook Road, Coldwater, Michigan 49036; or

•	unless you hold shares in the 401(k) Plan or ESOP, you may revoke by voting in person at the Annual Meeting.

     If you choose to revoke your proxy by attending the Annual Meeting, you must vote in accordance with the rules for voting at the Annual Meeting. Attending the Annual Meeting alone will not constitute revocation of a proxy.

Cost of Proxy Solicitation

     We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, mail or telegram. We do not intend to engage a proxy solicitation firm to assist us in the distribution and solicitation of proxies. The Company will also request persons, firms and corporations holding shares in their names for other beneficial owners to send proxy materials to such beneficial owners. The Company will reimburse these persons for their expenses.

Other Matters

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxies to vote the shares on such matters in their discretion.

GOVERNANCE OF THE COMPANY

Role and Composition of the Board of Directors

     Our Company’s Board of Directors is the ultimate decision making body of the Company, except for matters which law or our Certificate of Incorporation requires the vote of shareholders. The Board of Directors selects the management of the Company which is responsible for the Company’s day to day operations. The Board acts as an advisor to management and also monitors its performance. Our Board of Directors has determined that each of Messrs. Adamson, Bracy, Dally, Ross, Tripp, Vozar, And Welch are independent as independence is defined in the National Association of Securities Dealers’ listing standards, as those standards have been modified or supplemented.

     Members of the Board of Directors serve also as Directors of Monarch Community Bank (the “Bank”). The Bank is the Company’s wholly owned subsidiary. You will find a discussion of its activities in your Annual Report.

     During 2003, the Board of Directors met as the Company’s Board of Directors 16 times. In addition, the Board of Directors has authorized four Committees to manage distinct matters of the Company. These Committees are the Executive Committee, the Audit Committee, the Nominating Committee and the Compensation Committee. Membership on each of the Committees is set forth in the table below. All of our Directors attended 75 percent or more of the meetings of the Board and the Board Committees on which they served in 2003.

Name	Board	Executive	Audit	Nominating	Compensation
Harold A. Adamson	X	X	X
Lauren L. Bracy	X				X
Craig W. Dally	X		X
Stephen M. Ross	X		X	X	X
John R. Schroll	X	X
Frank M. Tripp	X	X		X
James R. Vozar	X	X			X
Gordon L. Welch	X			X

Meetings in 2003	16	0	4	3	3

The Executive Committee

     The Executive Committee generally acts in lieu of the full Board of Directors between board meetings. This committee is responsible for formulating and implementing policy decisions, subject to review by the entire Board of Directors.

The Audit Committee

     The Audit Committee is responsible for recommending the annual appointment of the public accounting firm to be our outside auditors, subject to approval of the Board of Directors and shareholders. The Committee is responsible for the following tasks:

•	maintaining a liaison with the outside auditors;

•	reviewing the adequacy of internal controls;

•	reviewing with management and outside auditors financial disclosures of the Company; and

•	reviewing any material changes in accounting principles or practices used in preparing statements.

Audit Committee Financial Expert

     While the Board of Directors endorses the effectiveness of our Audit Committee, its membership does not include a director who qualifies for designation as an “audit committee financial expert” – a new concept under federal regulation that contemplates such designation only when an audit committee member satisfies all five qualification requirements, such as experience (or “experience actively supervising” others engaged in), preparing, auditing, analyzing or evaluating financial statements presenting a level of accounting complexity comparable to what is encountered in connection with our Company’s financial statements.

The Nominating Committee

     Our Board of Directors has a Nominating Committee which consists of 3 directors. Messrs. Ross, Tripp, and Welch are the current members of this committee. The Nominating Committee identifies individuals to become board members and selects, or recommends for the board’s selection, director nominees to be presented for shareholder approval at the annual meeting of shareholders or to fill any vacancies. During the fiscal year ended December 31, 2003, the Nominating Committee held three meetings.

     Our Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is attached as an appendix to this proxy statement and is also available to shareholders on our website, at http://www.monarchcommunitybank.com. Each of the members of our Nominating Committee except Schroll is independent as independence is defined in the National Association of Securities Dealers’ listing standards, as those standards have been modified or supplemented.

     The Nominating Committee’s policy is to consider director candidates recommended by shareholders. Such recommendations must be made pursuant to timely notice in writing to

Andrew J. Van Doren, Secretary
Monarch Community Bancorp
375 North Willowbrook Road
Coldwater, MI 49036

     The Nominating Committee has established certain qualifications in order to be eligible for service on the Board:

•	In order to qualify to stand for election or to continue to serve as a director, a person must be employed or have his or her principal residence in any county in which the Company or any of its subsidiaries has an office; and

•	No person shall be eligible for election or appointment to the Board of Directors if such person (i) has, within the previous 10 years, been the subject of supervisory action by a financial regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to pubic disclosure under 12 U.S.C. 1818 (u), or any successor provision, (ii) has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law, or (iii) is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime. No person is eligible for election to the Board of Directors if the person is the nominee or representative of a person or group that includes a person who is ineligible for election to the Board.

     Historically, the Nominating Committee used a subjective process for identifying and evaluating nominees for director, based on the information available to, and the subjective judgments of, the members of the Nominating Committee and our then current needs; and nominees have been existing directors or business associates of our directors or officers. Recently, objective standards for evaluating director nominees were adopted, as follows:

A. Nominees for Directors of the Company shall possess such qualifications as the Company’s Bylaws may require.

B. Nominees shall own, directly or indirectly, at least 1,000 shares of common stock of the Company. Shares owned jointly with other persons shall be counted toward such minimum.

C. Nominees shall be at least 30 years of age as of the date of election to the Board.

D. Nominees shall be citizens of the United States of America.

E. Nominees shall possess a Bachelor’s Degree from an accredited college or university, or shall possess employment experience judged by the Committee to be the equivalent of such a degree.

F. Nominees shall possess a minimum of 10 years experience in a least one of the following:

➢	Management position(s) with a for-profit or non-profit entity;

➢	Ownership of a business; or

➢	Employment in a learned profession such as accounting or law.

G. Nominees shall exhibit a basic understanding of financial statements and the banking industry.

H. Nominees shall not be or have been under any type of disciplinary order, sanction, or penalty from a national or state banking, securities, or licensed profession regulatory body.

I. Nominees shall not have been convicted of a crime, other than non-substance abuse related traffic offenses.

J. Nominees shall certify in writing that he or she possess the above qualifications.

K. Nominees shall furnish such references as the Committee may request.

L. Nominees shall answer such questions and attend such interviews as the Committee shall request.

     Nominees recommended by a shareholder also will be evaluated in accordance with the above standards. The complete Nominating Committee Polices and Procedures is available on our website, www.monarchcommunitybank.com.

     Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures set forth in Monarch Community Bancorp’s bylaws. Pursuant to our bylaws, nominations by shareholders must be delivered in writing to the Secretary of Monarch Community Bancorp at least 90 days but no more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of annual meeting was mailed or public announcement of the date of such meeting is first made.

The Compensation Committee

     The Compensation Committee is responsible for establishing annual and long-term performance goals for the Chief Executive Officer (Mr. Schroll) and senior management. This Committee also approves the senior officers’ compensation and other incentive compensation programs. The Committee’s functions include:

•	awarding shares or options under the Company’s stock option plan; and

•	publishing an annual Executive Compensation Committee Report for the shareholders.

Code of Ethics

     The Company has adopted a Code of Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics contains written standards that we believe are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commissions and in other public communications we make;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of violations of the code to an appropriate person or persons named in the code; and

•	Accountability for adherence to the code.

     This Code of Ethics is attached to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 as Exhibit 14. We have also posted it on our Web site at http://www.monarchcommunitybank.com. We will provide to any person without charge, upon request, a copy of our Code of Ethics. Requests for a copy of our Code of Ethics should be made to our Secretary at 375 North Willowbrook Road, Coldwater, Michigan 49036. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and that relates to any element of the code definition enumerated in Securities and Exchange Commission, Regulation S-K, Item 406(b) by posting such information on our Web site at http://www.monarchcommunitybank.com within five business days following the date of the amendment or waiver.

Shareholder Communications with the Board

     Our Board of Directors has a process for shareholders to send communications to the Board of Directors, its Nominating Committee or its Audit Committee, including complaints regarding accounting, internal accounting controls, or auditing matters. Communications can be sent to the Board of Directors; it’s Nominating Committee or its Audit Committee or specific directors either by regular mail to the attention of the Board of Directors, its Nominating Committee, its Audit Committee or specific directors, at our principal executive offices at 375 North Willowbrook Road, Coldwater, Michigan 49036. All of these communications will be reviewed by our Secretary (1) to filter out communications that our Secretary deems are not appropriate for our directors, such as spam and communications offering to buy or sell products or services, and (2) to sort and relay the remainder to the appropriate directors. We encourage all of our directors to attend the annual meeting of shareholders, if possible. Seven of our directors attended the 2003 annual meeting of shareholders; one was absent for medical reasons.

Directors’ Compensation

     The members of the Boards of Directors of Monarch Community Bancorp and Monarch Community Bank are identical. Each director of the Bank receives an annual retainer fee of $10,000 for his service on the Board of Directors. In addition, each director receives $300 for each Bank board meeting attended and a fee not to exceed $300 for each special meeting and committee meeting attended. The Chairman of the Board receives an additional $9,000 per year. No fees are paid for attending the Company’s board meetings or committee meetings if these meetings are held in conjunction with meetings of the Bank’s Board of Directors.

Deferred Compensation Plan

     We maintain a deferred compensation plan for the benefit of our directors. Under the plan each director may make an annual election to defer receipt of all or a portion of his monthly director fees into a non-qualified deferred program to supplement his retirement. The deferred amounts are allocated to a deferral account and credited with interest at the rate equal to the greater of 5% or Monarch Community Bank’s return on average equity for the previous fiscal year. The amount paid to Mr. Schroll under this program is set forth in footnote 2, in the “Summary Compensation Table” below.

ITEM 1. ELECTION OF DIRECTORS

     Currently, the Board of Directors has eight members divided into three classes of two or three directors per class. Each class of directors has three-year terms. One class of directors is up for election each year. This results in a staggered Board which ensures continuity from year to year.

     Two directors will be elected at the Annual Meeting to serve for three-year terms expiring at our Annual Meeting in the year 2007.

     The persons named in the enclosed proxy card intend to vote the proxy for the election of each of the two nominees unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. Each nominee elected as director will continue in office until his or her successor has been elected, or until his death, resignation or retirement.

     The Board of Directors has proposed the following nominees for election as Directors with terms expiring in 2007 at the Annual Meeting: John R. Schroll and Craig W. Dally.

     The Board of Directors recommends a vote FOR the election of these nominees as Directors.

     We expect each nominee to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees. The principal occupation and certain other information about the nominees and other Directors whose terms of office continue after the Annual Meeting is set forth below. Such terms may include years of services for the Bank prior to the formation of the Company.

NOMINEES WHOSE TERMS WILL EXPIRE IN 2007

Name and Age as of		Position, Principal Occupation,
the Annual Meeting		Business Experience and Directorship
John R. Schroll	53	President and Chief Executive Officer of Monarch Community Bancorp. Prior to becoming President and Chief Executive Officer in March 1986, Mr. Schroll held various positions with the Bank. Director since 1986.

Craig W. Dally	57	Director since 1992. Vice President, Treasurer and General Manager of Dally Tire Co., a retail and commercial tire reseller with over $1 million in sales located in Coldwater, Michigan. Mr. Dally has served in this capacity for over 20 years.

CONTINUING DIRECTORS WITH TERMS EXPIRING 2005

Name and Age as of		Position, Principal Occupation,
the Annual Meeting		Business Experience and Directorship
Harold A. Adamson	63	Director since 1988. Former Chief Executive Officer of Plastic Technology Center, a non-profit organization located in Angola, Indiana from 1995 through 2001. During 2002 and until June 2003, Mr. Adamson was the Assistant Director of Kellogg Community College’s Grahl Center. Mr. Adamson currently is a self-employed business consultant.

Lauren L. Bracy	69	Director since 1991. President and Chief Executive Officer of Bracy & Jahr, Inc., a masonry and building contractor firm located in Quincy, Michigan, and has served in that capacity for over 30 years.

James R. Vozar	68	Director since 1987. Owner of the James R. Vozar Insurance Agency, located in Quincy Michigan, since 1967.

CONTINUING DIRECTORS WITH TERMS EXPIRING 2006

Name and Age as of		Position, Principal Occupation,
the Annual Meeting		Business Experience and Directorship
Frank M. Tripp	71	Chairman of the Board. Director since 1973. Presently retired. Prior to retiring in 1996, Mr. Tripp was President and Chief Executive Officer of SoMiCo, Inc., a wholesale heating and air conditioning supply company.

Stephen M. Ross	60	Director since 1994. From 1987 until August, 2003, Mr. Ross was Senior Vice President for logistics and purchasing for the Hillsdale division of Eagle-Picher, Inc., an automotive supplier. Mr. Ross currently is Vice President of Sales and Marketing for Southern Michigan Tool, an automotive parts supplier.

Gordon L. Welch	57	Director since 1986. Principal Account Executive, Aquila Corporation, a publicly traded gas and electric utility headquartered in Kansas City, Missouri. Previously, Mr. Ross was Economic Development Director for Utilicorp United, now known as Aquila Corporation. Prior to obtaining that position in February 2001, Mr. Welch was a sales representative for Utilicorp United.

ITEM 2. RATIFICATION OF AUDITORS

     The Audit Committee of the Board of Directors has appointed Plante & Moran, PLLC to serve as our independent auditors for 2004 and is seeking the ratification of the appointment of Plante & Moran, PLLC by our shareholders.

     In the event our shareholders fail to ratify the selection of Plante & Moran, PLLC, the Audit Committee will consider it as a direction to select other auditors for the subsequent year. Representatives of Plante & Moran, PLLC will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

Audit Fees

     Audit fees and expenses billed to the Company by Plante & Moran, PLLC for the audit of the Company’s financial statements for the fiscal years ended December 31, 2003 and December 31, 2002, and for review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q, are as follows:

2003	2002
$66,370	$32,580

Audit Related Fees

     Audit related fees and expenses billed to the Company by Plante & Moran, PLLC for fiscal years 2003 and 2002 for services related to the performance of the audit or review of the Company’s financial statements that were not included under the heading “Audit Fees”, are as follows:

2003	2002
$93,600	$182,060

A significant portion of the above fees in 2003 are related to the Company’s pending acquisition of MSB Financial and a significant portion of the fees in 2002 are related to the Company’s stock conversion.

Tax Fees

     Tax fees and expenses billed to the Company for fiscal years 2003 and 2002 for services related to tax compliance, tax advice and tax planning, consisting primarily of preparing the Company’s federal and state income tax returns for the previous fiscal periods and inclusive of expenses are as follows

2003	2002
$8,940	$5,000

All Other Fees

     Fees and expenses billed to the Company by Plante & Moran, PLLC for all other services provided during fiscal years 2003 and 2002 are as follows:

2003	2002
$3,000	$32,750

In accordance with Section 10A(i) of the Exchange Act, before Plante & Moran, PLLC is engaged by us to render audit or non-audit services, the engagement is approved by our Audit Committee. None of the audit-related, tax and other services described in the table above were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X. None of the time devoted by Plante & Moran, PLLC on its engagement to audit the Company’s financial statements for the year ended December 31, 2003 is attributable to work performed by persons other than Plante & Moran, PLLC employees.

     The affirmative vote of a majority of votes cast on this proposal, without regard to abstentions or broker “non votes,” is required for the ratification of the appointment of Plante & Moran, PLLC.

     The Board of Directors recommends a vote FOR the ratification of the appointment of Plante & Moran, PLLC as our independent auditors for the year 2004.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTORS
MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS AND
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP

	Amount and
	Nature of Beneficial		Ownership
Name	Ownership (1)		As a Percent of Class
Frank M. Tripp, Chairman	32,451	(2)	1.4%
Stephen M. Ross, Director	18,451	(3)	*
Gordon L. Welch, Director	7,951	(4)	*
John R. Schroll, President, Chief Executive Officer and Director	59,280	(5)	2.5
Craig W. Dally, Director	7,051	(6)	*
Harold A. Adamson, Director	8,451	(7)	*
Lauren L. Bracy, Director	30,751	(8)	1.3
James R. Vozar, Director	17,951	(9)	*
William C. Kurtz, Executive Officer	20,716	(10)	*
All directors and executive officers as a group (10 persons)(11)	226,462	(12)	9.3%

(1)	Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power, however, includes shares in the 2003 Recognition and Retention Plan that have not yet vested.

(2)	The amount of shares beneficially owned by Mr. Tripp includes 12,500 shares held in a revocable living trust for which Mr. Tripp is the trustee and 12,500 shares held by M&F of Coldwater, Inc., which Mr. Tripp owns with his spouse. Amount also includes 1,984 shares issuable upon the exercise of options exercisable within 60 days.

(3)	Includes 1,984 shares issuable upon the exercise of options exercisable within 60 days.

(4)	Includes 1,984 shares issuable upon the exercise of options exercisable within 60 days.

(5)	Includes 7,000 shares issuable upon the exercise of options exercisable within 60 days.

(6)	Includes 1,984 shares issuable upon the exercise of options exercisable within 60 days.

(7)	Includes 1,984 shares issuable upon the exercise of options exercisable within 60 days.

(8)	Includes 12,500 shares owned by Bracy & Jahr, Inc. where Mr. Bracy is President and Chief Executive Officer and 1,984 shares issuable upon the exercise of options exercisable within 60 days.

(9)	Includes 1,984 shares issuable upon the exercise of options exercisable within 60 days.

(10)	Includes 2,314 shares issuable upon the exercise of options exercisable within 60 days.

(11)	Includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members’ families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers.

(12)	Includes a total of 25,052 shares issuable upon the exercise of options exercisable within 60 days.

*	Less than 1% ownership as a percent of class.

SECURITY OWNERSHIP OF SHAREHOLDER
HOLDING 5% OR MORE

NAME AND ADDRESS OF	NUMBER		PERCENT
BENEFICIAL OWNER	OF SHARES		OF CLASS
Monarch Community Bancorp, Inc. Employee Stock Ownership Plan (“ESOP”) 375 North Willowbrook Road Coldwater, Michigan 49036	183,917	(1)	7.7%

Jeffrey L. Gendell 55 Railroad Avenue, 3rd Floor Greenwich, CT 06830	140,820	(2)	5.9

(1)	Shares of Common Stock were acquired by the ESOP in the Bank’s conversion from mutual to stock form (the “Conversion”). The ESOP Committee administers the ESOP. First Bankers Trust Company has been appointed as the corporate trustee for the ESOP (“ESOP Trustee”). The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. As of February 27, 2004, 35,757 shares have been allocated to ESOP participants’ accounts.

(2)	Based upon information disclosed in Schedule 13D filed with the SEC on October 16, 2003.

EXECUTIVE COMPENSATION

     The following table shows, for the years ended December 31, 2003, 2002 and 2001, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and other executive officers (“Named Executive Officers”) who accrued salary and bonus in excess of $100,000 in fiscal year 2003.

Compensation Table

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
						Securities
						Underlying		All Other
				Other Annual	Restricted Stock	Options/	LTIP	Compen-
Name and Principal		Salary	Bonus	Compensation	Awards	SARs	Payouts	sation
Positions	Year	($)	($)	($) (5)	($)	(#)	($)	($)
John R. Schroll,	2003	$151,454	$17,887	—	$300,378 (1)	35,000		$48,724 (2)
President and Chief	2002	118,933	2,288	—				37,835
Executive Officer	2001	115,356	23,184	—				16,468

William C. Kurtz Senior Vice President, Treasurer, and Chief Financial Officer	2003 2002 2001	$97,389 — —	$7,000 — —	— — —	$120,900 (3)	11,570		$25,254 — — (4)

(1)	Represents 23,106 shares which have a market value of $372,238 at December 31, 2003.

(2)	Represents payment of accrued leave time and earnings under Monarch Community Bank’s Deferred Compensation Plan and contributions made to Monarch Community Bancorp’s 401(k) plan and employee stock ownership plan on behalf of Mr. Schroll as follows: $17,909,$2,355, $4,421 and $24,039.

(3)	Represents 9,300 shares which have a market value of $149,823 at December 31, 2003.

(4)	Represents payment of accrued leave time and payment for attendance at Board of Directors’ meetings and contributions made to Monarch Community Bank’s 401(k) plan and employee stock ownership plan on behalf of Mr. Kurtz as follows: $4,615, $4,500, $637, and $15,502.

(5)	The annual amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of either Mr. Schroll or Mr. Kurtz and has been omitted as permitted by rules of the SEC.

(6)	We were not required to disclose Mr. Kurtz’s salary information with respect to his compensation prior to 2003.

Total Options Exercised in 2003 and Year End Values

     This table gives information for options exercised by each of the named executive officers in 2003 and the value (stock price less exercise price) of the remaining options held by those officers at year-end price of the Common Stock.

FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
			Options/SARs at	Options/SARs at Fiscal
	Shares Acquired	Value Realized	Fiscal Year-End (#)(1)	Year End ($)(2)
	On Exercise	($)	Exercisable/Unexercisable	Exercisable/Unexercisable
John R. Schroll	0	0	0/35,000	0/$108,850
William C. Kurtz	0	0	0/11,570	0/$35,982.70

(1)	The options in this table have an exercise price of $13.00 and became exercisable at an annual rate of 20% beginning April 24, 2004. The options expire 10 years from the date of grant.

(2)	Based on market value of the underlying stock at the fiscal year end of $16.11, minus the exercise price. The market price on February 27, 2004 was $15.96 per share.

     Option Grants in 2003

     The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named above in the summary compensation table:

		% of Total
	Options	Options Granted
	Granted	to Employees in	Exercise or Base	Expiration
Name	(#)(1) (2)	Fiscal Year	Price ($/Sh)	Date
John R. Schroll	35,000	17.7%	$13.00	4/24/2013
William C. Kurtz	11,570	5.9%	$13.00	4/24/2013

(1)	All options vest at a rate of 20% per year on or about each anniversary of the date of grant.

(2)	Represents stock options granted on April 24, 2003.

OTHER COMPENSATION ARRANGEMENTS

Employment Agreements

     Mr. Schroll has an employment agreement with Monarch Community Bank. The agreement is for an initial term of two years and provides for a one year extension in addition to the then-remaining term under the agreement, on each anniversary of the effective date of the agreement. All extensions are subject to a formal performance evaluation performed by the Board of Directors of Monarch Community Bank. The employment agreement provides for an initial base salary of $149,000 for an equitable participation by Mr. Schroll in Monarch Community Bank’s employee benefit plans. Mr. Schroll’s salary may be increased at the discretion of the Board of Directors. The agreement may be terminated by Monarch Community Bank at any time, by the executive if he is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that the executive’s employment is terminated without cause or constructively terminated, we would be required to honor the terms of the agreement through the expiration of the contract, including payment of then current cash compensation and continuation of employee benefits.

     The employment agreement for a severance payment and other benefits if Mr. Schroll is involuntarily terminated because of a change in control of Monarch Community Bank. The agreement authorizes severance payments on a similar basis if Mr. Schroll voluntarily terminates his employment following a change in control because he is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to the change in control.

     The maximum value of the severance benefits under the employment agreement is 2.99 times the executive’s average annual W-2 compensation during the five year period prior to the effective date of the change in control (base amount). Assuming that a change in control had occurred on December 31, 2003, Mr. Schroll would be entitled to a payment of $433,893. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are conditioned upon a change in control. Individuals receiving parachute payments in excess of three times of their base amount are subject to a 20% excise tax on the amount of the excess payments. If excess parachute payments are made, Monarch Community Bancorp and Monarch Community Bank would not be entitled to deduct certain of the payments to the executive. The employment agreement provides that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

Severance Agreement

     Mr. Kurtz has a Severance Agreement that provides for a severance payment and other benefits if Mr. Kurtz is involuntarily terminated because of a change in control of Monarch Community Bank. The agreement authorizes severance payments on a similar basis if Mr. Kurtz voluntarily terminates his employment following a change in control because he is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to the change in control and for certain other reasons. The severance benefit payable is an amount equal to 100% of Mr. Kurtz’s annual base salary.

401(k) Plan

     The Bank has a 401(k) Plan in which substantially all employees may participate. The 401(k) Plan provides for matching contributions equal to 50% on the first 6% of the participant’s 401(k) deferrals for the year.

Employee Stock Ownership Plan and Trust

     The Bank has established an ESOP for employees of the Bank. Full-time employees who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 21 are eligible to participate in our employee stock ownership plan.

     The ESOP borrowed funds from the Company to purchase 185,150 shares of Common Stock in the Bank’s conversion from mutual to stock form. The loan to the ESOP will be repaid principally from the Bank’s contributions to the ESOP over a period of ten years, and the collateral for the loan is the Common Stock purchased by the ESOP. The ESOP is subject to the requirements of the Employee Retirement Income Security Act of 1974, and the regulations of the Internal Revenue Service and the Department of Labor thereunder.

2003 Recognition and Retention Plan

     The Recognition Plan acquired 92,575 shares of Common Stock. At December 31, 2003, 67,575 shares had been granted to directors and executive officers and none of such shares had vested. Under the Recognition Plan, shares are awarded as restricted stock which vests over a five-year period.

2003 Stock Option Plan

     An aggregate of 231,438 shares of Common Stock were reserved under the 2003 Stock Option Plan. At December 31, 2003, 197,371 options to acquire shares of Common Stock had been granted. However, 13,650 options were granted to persons who are no longer employed; such options were forfeited by those persons and are available for future grants.

Transactions with Certain Related Persons

     We have followed a policy of granting consumer loans and loans secured by the borrower’s personal residence to our officers, directors and employees. Loans to all officers and directors up to $250,000 when aggregated with other loans to that officer or director must be reported to the Board of Directors. Loans exceeding $250,000 (when aggregated) must be approved by a majority of the disinterested directors. All loans to our employees, executive officers and directors were made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. All loans to directors and executive officers were performing in accordance with their terms at December 31, 2003.

AUDIT COMMITTEE REPORT

     The Audit Committee is comprised of three directors (Messrs. Adamson, Dally, and Ross). Each of the directors is independent, under the definition contained in Rule 4200(a)(15) of the NASD’s listing standards. The Board of Directors has adopted a written charter for the Audit Committee, which is included as an Appendix to this Proxy Statement.

     In connection with the audited financial statements contained in the Company’s 2003 Annual Report on Form 10-K for the fiscal year ended December 31, 2003, the Audit Committee reviewed and discussed the audited financial statements with management and Plante & Moran, PLLC. The Audit Committee discussed with Plante & Moran, PLLC the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380). The Audit Committee has also received the written disclosures and the letter from Plante & Moran, PLLC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence.

     Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

THE AUDIT COMMITTEE

Harold A. Adamson	Craig W. Dally	Stephen M. Ross

COMPLIANCE WITH SECTION 16

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that all Directors and Executives of the Company filed all reports required on a timely basis pursuant to Section 16 of the Securities Exchange Act of 1934.

SHAREHOLDER PROPOSALS FOR THE YEAR 2004 PROXY STATEMENT

     In order to be eligible for inclusion in next year’s proxy materials for the annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at our executive office located at 375 North Willowbrook Road, Coldwater, Michigan 49035, on or before November 16, 2004. Any shareholder proposals received after December 21, 2004, but on or before January 20, 2005, may be considered for presentation at next year’s annual meeting although not included in the proxy statement. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from April 20, 2005, the shareholder proposal must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting is first made.

     All shareholder proposals for inclusion in Monarch Community Bancorp’s proxy materials may be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934 and, as with any shareholder proposal, regardless of whether included in our proxy materials, Monarch Community Bancorp’s articles of incorporation and bylaws and Maryland law.

     Whether or not you plan to attend the Meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy in the enclosed envelope.

By Order of the Board of Directors,
Andrew J. Van Doren Corporate Secretary

Proxy Statement Appendix A

MONARCH COMMUNITY BANCORP, INC.

NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS

CHARTER

PURPOSE

     The purpose of the Nominating Committee is to provide assistance to the Board of Directors in identifying, screening and recommending qualified candidates to serve as Directors of the Company.

QUALIFICATIONS

     The Nominating Committee shall consist of three or more members of the Board, each of whom shall be independent as defined by the requirements of the NASDAQ Small Cap exchange, which is the primary security exchange on which the Company’s securities are traded.

ORGANIZATION

     The Board of Directors annually shall designate the members and the Chairman of the Nominating Committee. A majority of the Committee members shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting at which a quorum is present shall be the action of the Committee. The Committee shall keep a record of its actions and proceedings, and shall make a report thereof from time to time to the Board of Directors.

MEETINGS

     The Committee shall hold one regular meeting (in person or by telephone conference) per year and such other special meetings as may be necessary to fulfill its duties as follows:

–	December/January — recommend nominees for the slate of the directors to stand for election at the next annual meeting of shareholders.

–	Special — recommend nominees to fill new positions or vacancies which may occur on the Board of Directors.

Proxy Statement Appendix A

POWERS, DUTIES AND RESPONSIBILITIES

The Nominating Committee shall:

•	Develop and recommend criteria for the selection of new directors to the Board, including, but not limited to age, skills, diversity, experience, education, availability and such other criteria as the Committee shall determine to relevant at the time;

•	Actively seek individuals qualified to become members of the Board of Directors. The Committee may consider candidates proposed by security holders or management, but is not required to do so;

•	If deemed advisable, retain (or terminate) any consulting or search firm to be used to identify director candidates, including authority to approve the firm’s fees and other retention terms;

•	Review the qualifications of and screen potential candidates to fill Board positions, in light of criteria established by the Board;

•	Recommend to the full Board of Directors:

–	Nominees to fill new positions or vacancies as they occur among the Directors; and

–	Prior to each annual meeting of shareholders, the candidates for election or reelection as Directors by the shareholders at the annual meeting;

•	Be available to the Chairman of the Board and other Directors for consultation concerning candidates as Directors;

•	Review and update this charter from time to time for consideration by the Board of Directors;

•	Evaluate the performance and function of the Nominating Committee from time to time; and

•	Perform such additional duties and have such additional responsibilities as the Board may from time to time determine.

Proxy Statement Appendix B

Charter of the Audit Committee of the Board of Directors
Monarch Community Bancorp, Inc.

I. Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:
•	Monitor the integrity of the Monarch Community Bancorp, Inc.’s (the “Company”) and its subsidiary, Monarch Community Bank’s (the “Bank”) financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.
•	Monitor the independence and performance of the Company’s and the Bank’s independent auditors and internal auditing function.
•	Provide an avenue of communication among the independent auditors, management, the internal auditing firm, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company and the Bank.

II. Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the Nasdaq Small Cap Market, Securities Exchange Commission Regulations, and Office of Thrift Supervision Regulations. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. At least one member of the Committee shall have financial management experience or background, such as past employment experience in finance or accounting, professional certification in accounting, or any other comparable experience or background, including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Audit Committee members shall be appointed by the Board. A Bank Officer may be designated to attend Committee meetings but will have no voting authority. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee should meet at least annually with management, the manager of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III. Audit Committee Responsibilities and Duties

A. Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval.

2. Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review

Proxy Statement Appendix B

significant findings prepared by the independent auditors and the internal auditors with management’s responses.

4. Review with financial management the Company’s quarterly financial results. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 90. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

B. Independent Auditors

1. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

2. Approve the fees and other significant compensation to be paid to the independent auditors.

3. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence. Review the independent auditors’ audit plan, discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

4. Prior to releasing the year-end audited financial statements, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 90.

5. Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

C. Internal Audit and Legal Compliance

1. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit function, as needed.

2. Review the appointment and replacement of internal audit firm.

3. Review significant reports prepared by the internal audit firm together with management’s response and follow-up to these reports.

4. On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

D. Other Audit Committee Responsibilities

1. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

2. Perform any other activities consistent with this Charter, the Company’s and the Bank’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

3. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

PLEASE MARK VOTES
☒	AS IN THIS EXAMPLE

REVOCABLE PROXY
MONARCH COMMUNITY BANCORP, INC.

For All
ANNUAL MEETING OF SHAREHOLDERS	I.	The election of John R. Schroll and Craig W. Dally as directors of Monarch Community Bancorp, Inc. each for a term of three years.	For	Withhold	Except
APRIL 20, 2004			☐	☐	☐

     The undersigned hereby appoints the members of the Board of Directors of Monarch Community Bancorp, Inc. and its survivor, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of Monarch Community Bancorp, Inc. common stock held of record by the undersigned at the close of business on February 27, 2004, at the annual meeting of shareholders, to be held Thursday, April 20, 2004, and at any and all adjournments or postponements thereof. The Board of Directors recommends a vote “FOR” each of the listed proposals.
INSTRUCTION: To vote for all the nominees mark the box “FOR with an “X”. To withhold your vote for all the nominees mark the box “WITHHOLD” with an “X”. To withhold your vote far an individual nominee mark the box “FOR ALL EXCEPT” and write the name of the nominee on the following line for whom you wish to withhold your vote.

     Should a director nominee be unable to serve as a director, an event the Monarch Community Bancorp, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion to vote for a substitute nominee designated by the Board of Directors.

			For	Against	Abstain
	II.	The ratification of appointment of Plante & Moran, PLLC as the independent auditors for the Corporation for the fiscal year ending December 31, 2004.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of the proposals set forth herein. If any other business is presented at such meeting, this proxy will be voted by those named in this proxy in their best judgement. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Please be sure to sign and date this Proxy in the box below.	Date	This proxy may be revoked at any time before it is voted on by delivering to the Secretary of Monarch Community Bancorp, Inc,. on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Monarch Community Bancorp, Inc. common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in it self constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.
Shareholder sign above Co-holder (if any) sign above

/\ Detach above card, sign, date and mail in postage-paid envelope provided. /\

MONARCH COMMUNITY BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned acknowledges receipt from Monarch Community Bancorp, Inc., prior to the execution of this Proxy, of Notice of Annual Meeting scheduled to be held on April 20, 2004, a Proxy Statement dated on or about March 19, 2004 and Monarch Community Bancorp, Inc.’s Annual Report to Shareholders for the fiscal year ended December 31, 2003.

     Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.